Exhibit 10.1

LEAK-OUT AGREEMENT

October 30, 2026

This leak-out agreement (this “Leak-Out Agreement”) is entered into by and between Abits Group Inc, a British Virgin Islands business company (the “Company”), and Shakawe Capital LLC, a Wyoming limited liability company (the “Holder”).

Background. The Company and the Holder are parties to the Equity Purchase Agreement dated as of September 14, 2026 (the “Equity Purchase Agreement”). Under Section 6.4 of the Equity Purchase Agreement, the Company has issued or will issue to the Holder Ordinary Shares as a commitment fee, including True-Up Commitment Shares and Ordinary Shares issuable upon exercise of Pre-Funded Warrants issued in lieu of Commitment Shares. The Company has filed, or intends to file, a registration statement on Form F-1 (the “Registration Statement”) covering the resale of, among other securities, the Commitment Shares. Capitalized terms used and not defined in this Leak-Out Agreement have the meanings given to them in the Equity Purchase Agreement.

The Holder has agreed to limit the rate at which it sells the Leak-Out Securities (as defined below) in order to provide for an orderly market in the Ordinary Shares, and the Company has agreed to disclose that limitation publicly.

1.	Leak-Out Securities. “Leak-Out Securities” means (a) all Commitment Shares, including all True-Up Commitment Shares, whether issued before or after the date of this Leak-Out Agreement, (b) all Ordinary Shares issued or issuable upon exercise of any Pre-Funded Warrants issued in lieu of Commitment Shares and (c) any securities issued in respect of any of the foregoing by way of share dividend, share split, reverse share split, recapitalization or similar transaction. Put Shares, and Ordinary Shares purchased by the Holder in open market transactions, are not Leak-Out Securities, and nothing in this Leak-Out Agreement limits the sale or other transfer of any Put Shares. The Holder and its Trading Affiliates shall keep records sufficient to identify, for each sale or other transfer of Ordinary Shares, whether the Ordinary Shares sold or transferred were Leak-Out Securities.

2.	Leak-Out. Beginning on the date of this Leak-Out Agreement and continuing until the end of the Leak-Out Period, neither the Holder nor any of its Trading Affiliates shall, on any Trading Day, sell, dispose of or otherwise transfer, directly or indirectly (including through any short sale, swap or derivative transaction having the economic effect of a sale), Leak-Out Securities in an aggregate amount exceeding ten percent (10%) of the Eligible Volume on that Trading Day (the “Daily Leak-Out Amount”), and at no time during any Trading Day shall the aggregate Leak-Out Securities so sold on that Trading Day exceed ten percent (10%) of the Eligible Volume from the opening of the pre-market trading session on that Trading Day through that time. “Eligible Volume” means, for any period, the total trading volume of the Ordinary Shares on the Principal Market during that period, including in the pre-market and after-hours trading sessions, as reported by Bloomberg, L.P., excluding all Ordinary Shares sold during that period by the Holder, any of its Trading Affiliates or any Assignee. For purposes of this Leak-Out Agreement only, “Trading Day” means any day on which the Ordinary Shares trade on the Principal Market, and each Trading Day includes the pre-market and after-hours trading sessions on that day as well as regular trading hours, notwithstanding the definition of that term in the Equity Purchase Agreement.

(a)	No carryover. The Daily Leak-Out Amount applies to each Trading Day separately. Any portion of the Daily Leak-Out Amount not used on a Trading Day lapses at the close of that Trading Day and may not be carried forward or added to the Daily Leak-Out Amount for any later Trading Day.

(b)	No price exception. The Daily Leak-Out Amount applies regardless of the trading price of the Ordinary Shares.

(c)	Aggregation. Sales by the Holder, its Trading Affiliates and every Assignee (other than Permitted Transfers) are aggregated for all purposes of this Section 2.

(d)	Adjustment. The Daily Leak-Out Amount is measured in Ordinary Shares and shall be appropriately adjusted for any share split, reverse share split, share dividend, recapitalization or similar transaction affecting the Ordinary Shares.

3.	Trading Affiliates. “Trading Affiliates” means any Affiliate of the Holder, and any other person or entity that (a) has or shares discretion relating to the Holder’s investments or trading, or information concerning the Holder’s investments, including in respect of the Leak-Out Securities, (b) is subject to the Holder’s review or input concerning its investments or trading or (c) effects trades in the Ordinary Shares on behalf of, or for the account or benefit of, the Holder.

4.	Leak-Out Period. The “Leak-Out Period” begins on the date of this Leak-Out Agreement and ends on the earlier of (a) the date on which the Holder and its Trading Affiliates no longer hold any Leak-Out Securities and no further Leak-Out Securities are issuable to the Holder, and (b) the effective date of a release under Section 5 of all of the restrictions in this Leak-Out Agreement.

5.	Release by the Company. The Company may, at any time and from time to time, in its sole discretion, release the Holder from all or any part of the restrictions in this Leak-Out Agreement, including by increasing the Daily Leak-Out Amount, for any period or permanently, by written notice to the Holder signed by the Chief Executive Officer of the Company or another officer authorized by the board of directors of the Company. A release is effective only as stated in the notice and only to the extent stated, and no release shall be implied from any course of dealing or from any delay or failure to enforce this Leak-Out Agreement. The Holder acknowledges that the Company may disclose any release publicly.

6.	Permitted Transfers. During the Leak-Out Period, the Holder may sell or transfer Leak-Out Securities to any person or entity (an “Assignee”) in a transaction that is not required to be reported on the consolidated tape of the Principal Market, without regard to the limits in Section 2, provided that, as a condition to the transfer, the Assignee executes and delivers to the Company a leak-out agreement in the form of this Leak-Out Agreement (each such transfer, a “Permitted Transfer”). After a Permitted Transfer, sales by the Holder, its Trading Affiliates and all Assignees are aggregated for all purposes of this Leak-Out Agreement.

2

7.	Records. Within two (2) Trading Days after a written request by the Company, which the Company may make not more than once in any calendar month, the Holder shall deliver to the Company a schedule of all sales of Ordinary Shares by the Holder and its Trading Affiliates during the period specified in the request, showing for each sale the Trading Day, time of execution and number of Ordinary Shares sold and whether they were Leak-Out Securities.

8.	Public Disclosure. The Company shall disclose the material terms of this Leak-Out Agreement in a Report of Foreign Private Issuer on Form 6-K and in the prospectus forming part of the Registration Statement, and may file this Leak-Out Agreement as an exhibit to either. The Holder consents to that disclosure, including the disclosure of its name. The Company confirms that, as of the date of this Leak-Out Agreement, it has not provided the Holder with any material non-public information in connection with this Leak-Out Agreement.

9.	Relationship to the Transaction Documents. This Leak-Out Agreement is a separate agreement between the Company and the Holder. Except for the limitation on the Holder’s sales of Leak-Out Securities set out in Section 2, nothing in this Leak-Out Agreement amends, waives or limits any right or obligation of either party under the Equity Purchase Agreement or any other Transaction Document. To the extent Section 5.1 of the Equity Purchase Agreement could be read to conflict with Section 2 of this Leak-Out Agreement, the Holder agrees to be bound by Section 2.

10.	Remedies. Each party acknowledges that the other party may not have an adequate remedy at law for money damages if this Leak-Out Agreement is not performed in accordance with its terms, and agrees that the other party is entitled to specific performance and injunctive relief, without the posting of any bond, in addition to any other remedy available at law or in equity. Without limiting the foregoing, in the event the Holder fails to provide the materials required under Section 7 or such materials demonstrate that Holder has breached this Leak-Out Agreement, the Company may instruct the Transfer Agent to refuse to effect any transfer of Leak-Out Securities that would breach this Leak-Out Agreement.

11.	Miscellaneous.

(a)	Entire agreement. This Leak-Out Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior negotiations and understandings relating to it.

(b)	Amendment. This Leak-Out Agreement may be amended only by a writing signed by both parties, except that a release under Section 5 requires only the Company’s signature.

(c)	Successors and assigns. This Leak-Out Agreement binds and benefits the parties and their respective successors and permitted assigns and binds every Assignee and every transferee of Leak-Out Securities other than a purchaser in a sale permitted by Section 2. It is not for the benefit of, and may not be enforced by, any other person.

(d)	Governing law and disputes. This Leak-Out Agreement is governed by the law of the State of Wyoming, without regard to its conflict of laws principles, and any dispute arising under it shall be resolved in accordance with Section 10.2 of the Equity Purchase Agreement, which is incorporated by reference.

(e)	Notices. Notices shall be given in the manner and to the addresses provided in Section 9.1 of the Equity Purchase Agreement.

(f)	Counterparts. This Leak-Out Agreement may be executed in counterparts, each of which is an original and all of which together constitute one instrument, and may be executed and delivered by electronic signature or by PDF.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties have executed this Leak-Out Agreement as of the date first written above.

ABITS GROUP INC

By:	/s/ Stephen Faucetta
Name:	Stephen Faucetta
Title:	Chief Executive Officer

SHAKAWE CAPITAL LLC

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Managing Partner

4